CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-270687 on Form S-6 of our report dated April 19, 2023, relating to the financial statement of FT 10676, comprising Ameriprise Moderate Dividend & Growth (MDG) Portfolio, April 2023 Series, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

April 19, 2023